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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-A
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         TEMECULA VALLEY BANCORP INC. TEMECULA VALLEY STATUTORY TRUST VI
             (Exact Name of Co-Registrants as Specified in Charters)
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                CALIFORNIA                               DELAWARE
(State of Incorporation or Organization)(State of Incorporation or Organization)
                46-0476193                              51-6596291
 (I.R.S. Employer Identification No.)     (I.R.S. Employer Identification No.)

                       27710 Jefferson Avenue, Suite A100
                           Temecula, California 92590
       (Address of Co-Registrants' Principal Executive Offices) (Zip Code)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]


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Securities Act registration statement file                 333-147877
number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:  333-147877


            Title of Each Class              Name of Each Exchange on Which
            to be so Registered              Each Class is to be Registered
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Trust Preferred Securities                   NASDAQ Global Market


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrants' Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of the Trust Preferred Securities" on pages 24 through 32 of the Registrants' Prospectus dated December 7, 2007 (Registration No. 333-147877), as supplemented by the information under the heading "Description of the Junior Subordinated Notes" on pages 32 through 42 and the information under the heading "Risk Factors" on pages 10 through 20.




Item 2.  Exhibits.

     99.1. Prospectus, incorporated by reference to the Registrants' registration statement ("Registration Statement") on Form S-3 filed on December 7, 2007 (Registration No. 333-147877), as amended on December 10, 2007.

     99.2. Form of Junior Subordinated Indenture between Temecula Valley Bancorp Inc. and Wilmington Trust Company, incorporated by reference herein, as set forth at Exhibit 4.1 of the Registration Statement.

     99.3. Form of Amended and Restated Trust Agreement among Temecula Valley Bancorp Inc., Wilmington Trust Company as the Property Trustee, Wilmington Trust Company as the Delaware Trustee, and the Administrative Trustees, incorporated by reference herein, as set forth at Exhibit 4.5 of the Registration Statement.

     99.4. Guarantee Agreement between Temecula Valley Bancorp Inc. and Wilmington Trust Company, incorporated by reference herein, as set forth at
Exhibit 4.7 of the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

 Date:  December 21, 2007                       TEMECULA VALLEY BANCORP INC.


                                                By:  /s/ Stephen H. Wacknitz
                                                   --------------------------
                                                   Stephen H. Wacknitz
                                                   President and Chief Executive
                                                   Officer

 Date:  December 21, 2007                       TEMECULA VALLEY STATUTORY
                                                TRUST VI


                                                By:  /s/ Donald A. Pitcher
                                                   --------------------------
                                                   Donald A. Pitcher
                                                   Administrator

                                INDEX TO EXHIBITS


Exhibit No.  Exhibit
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99.1         Prospectus, incorporated by reference to the Registrants' registration statement ("Registration Statement") on Form S-3 filed on December 7,
             2007 (Registration No. 333-147877), as amended on December 10, 2007.

99.2         Form of Junior Subordinated Indenture between Temecula Valley Bancorp
             Inc. and Wilmington Trust Company, incorporated by reference herein, as set forth at Exhibit 4.1 of the Registration Statement.

99.3         Form of Amended and Restated Trust Agreement among Temecula
             Valley Bancorp Inc., Wilmington Trust Company as the Property
             Trustee, Wilmington Trust Company as the Delaware Trustee, and the Administrative Trustees, incorporated by reference herein, as set forth at Exhibit 4.5 of the Registration Statement.

99.4         From of Guarantee Agreement between Temecula Valley Bancorp Inc. and
             Wilmington Trust Company, incorporated by reference herein, as set forth at Exhibit 4.7 of the Registration Statement.